UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Hewitt Associates, Inc.

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HEWITT ASSOCIATES, INC.

100 Half Day Road

Lincolnshire, Illinois 60069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 31, 2007

TO THE STOCKHOLDERS OF HEWITT ASSOCIATES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hewitt Associates, Inc., a Delaware corporation (the “Company”), will be held at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, IL 60611, on Wednesday, January 31, 2007 at 9:00 a.m. Central time for the following purposes:

1.	To elect three Class II Directors, each to serve for a term of three years or until his or her successor is duly elected and qualified to hold office.

2.	To approve a proposal to amend and restate the Company’s Certificate of Incorporation eliminating provisions relating to the Company’s Class B and Class C common stock.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the Company’s fiscal year ending September 30, 2007.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors (the “Board”) has fixed the close of business on December 4, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy in the return envelope (which is postage prepaid if mailed in the United States) or vote your proxy via telephone or internet as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder. If you wish to attend the Annual Meeting, please present proof of your ownership of Hewitt Associates stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

By Order of the Board of Directors

C. L. Connolly, III
Secretary

Lincolnshire, Illinois

December 15, 2006

HEWITT ASSOCIATES, INC.

100 Half Day Road

Lincolnshire, Illinois 60069

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

JANUARY 31, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hewitt Associates, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, January 31, 2007, at 9:00 a.m. Central time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, IL 60611. The Company intends to mail this proxy statement and accompanying proxy card on or about December 15, 2006 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or other employees of the Company.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on December 4, 2006 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 110,882,628 shares of its Class A common stock.

Each holder of Class A common stock of record on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, will constitute a quorum for action on a matter at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”), absent voting instructions from the beneficial owner under the rules of the New York Stock Exchange, will be treated as shares present for purposes of determining the presence or absence of a quorum, but are not counted for determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. However, under the Company’s Corporate Governance Principles, any nominee who receives a greater number of votes “withheld” from or voted “against” his or her election than votes “for” his or her election, other than elections in which the number of nominees exceeds the number of directors to be elected, is required to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee then reviews the matter and recommends to the Board whether it should accept the resignation. The Board then determines whether or not to accept the resignation.

The affirmative vote of a majority of all outstanding shares of Class A common stock is required for approval of the proposal to amend and restate the Company’s Certificate of Incorporation to eliminate provisions relating to Class B and Class C common stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as votes against the proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

If no directions are specified on a duly submitted proxy, the shares will be voted in accordance with the recommendations of the Board in favor of the election of the directors nominated by the Board, in favor of Proposal 2 and Proposal 3 and in accordance with the direction of the persons approved to act as proxies on any other matter properly brought before the meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company before the Annual Meeting at the Company’s principal executive offices, 100 Half Day Road, Lincolnshire, Illinois 60069, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each elected for a three-year term, with the term of Class II Directors expiring at the Annual Meeting to be held in 2007, the term of Class III Directors expiring at the Annual Meeting of stockholders to be held in 2008 and the term of Class I Directors expiring at the Annual Meeting to be held in 2009.

The authorized number of directors is currently set at ten. Effective upon the consummation of the Annual Meeting, the authorized number of directors will be nine. Four seats on the Board of Directors, currently held by Steven A. Denning, Michael E. Greenlees, James P. Kelly and Steven P. Stanbrook, have been designated as Class II Board seats, with the directors’ term expiring as of the 2007 Annual Meeting. Mr. Kelly will retire from the Board effective as of the 2007 Annual Meeting. The Company thanks Mr. Kelly for his service.

Steven A. Denning, Michael E. Greenlees and Steven P. Stanbrook, have been nominated to serve as Class II Directors. If elected at the Annual Meeting, each of the three nominees would serve until the 2010 Annual Meeting and until his or her successor is duly elected and qualified, or until such director’s death, resignation, or removal.

The directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Set forth below is biographical information for each person nominated, and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for Class II Directors

Names	Length of Term
Steven A. Denning Michael E. Greenlees Steven P. Stanbrook	Nominated for a three-year term expiring at the 2010 Annual Meeting of Stockholders

Steven A. Denning (age 58) is Chairman and a Managing Director of General Atlantic LLC, a global private equity firm providing capital for innovative companies where information technology or intellectual property is a key driver of growth, and has served as a director since October 2004. He has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is a director of Eclipsys Corporation, Genpact, IHS Inc., Liberata plc and The Thomson Corporation. Mr. Denning chairs the human resources committee of The Thomson Corporation and served on the compensation committees of Eclipsys Corporation, Genpact and IHS, Inc. Mr. Denning received an M.B.A. degree from the Stanford Graduate School of Business, an M.S. degree from the Naval Graduate School in Monterey, California and a B.S. degree from the Georgia Institute of Technology. Mr. Denning was a director of Exult, Inc. until it was acquired by the Company on October 1, 2004.

Michael E. Greenlees (age 59) has served as a director since January 2004. Mr. Greenlees provides consulting services to General Atlantic LLC in relation to potential investments in consumer media and marketing businesses. From January 2004 until November 2005, he served as Chief Executive Officer of FastChannel Network, an advertising services company. Prior to 2004, Mr. Greenlees served as Executive Vice President of Omnicom Group Inc., the holding company for a number of advertising and marketing services businesses, from 2001-2003. From 1998 to 2001, Mr. Greenlees served as President and CEO of TBWA Worldwide, a unit of Omnicom. From 1980-1998, Mr. Greenlees was Chairman and Chief Executive of GGT Group plc, a London-based advertising and marketing services group. Mr. Greenlees has over thirty years experience in advertising and marketing.

Steven P. Stanbrook (age 49) is President, Developing Markets Platform, of S.C. Johnson & Son, Inc., a manufacturer of consumer products, and has served as a director since January 2004. Prior to his current role, Mr. Stanbrook served as President, Asia and the Americas from 2002 until 2006, and as President of S.C. Johnson’s business in Europe, Africa and Near East from 1996-2002. Prior to joining S.C. Johnson in 1996, Mr. Stanbrook was President – International of CompuServe. Prior to that, he held various international management positions at Sara Lee Corporation from 1979-1995, and most recently served as President and Chief Executive Officer of Sara Lee Bakery. Mr. Stanbrook also currently serves on the board of directors of Chiquita Brands International, Inc. Mr. Stanbrook serves on the audit committee and chairs the compensation committee of Chiquita Brands International.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH OF THE NOMINEES LISTED ABOVE.

Current Class II Director not Continuing in Office

James P. Kelly (age 63) is the former Chairman and Chief Executive Officer of United Parcel Service, a package distribution company (“UPS”), and has served as a director since July 2002. Mr. Kelly joined UPS in 1964 and held a number of senior positions there, including labor relations manager and Chief Operating Officer, prior to assuming the role of Chairman and Chief Executive Officer in 1997, which he held until his retirement in February 2002. Mr. Kelly serves as chairman of the Annie E. Casey Foundation and serves on the board of directors of BellSouth Corporation, Dana Corporation and UPS. Mr. Kelly serves on the nominating and corporate governance committee of United Parcel Service, the compensation, finance and governance and nominating committees of Dana Corporation and the executive nominating and compensation and director nominating and corporate governance committees of BellSouth Corporation.

Class I Directors Continuing in Office

Names	Length of Term
Julie S. Gordon Michelle M. Hunt Cary D. McMillan	Three-year term, two years remaining, expiring at the 2009 Annual Meeting of Stockholders

Julie S. Gordon (age 49) has been Hewitt’s Acting President of the HR Outsourcing Group since June 2006 and has served as a director since April 2002. From October 2005 until June 2006, she served as Chief Business Excellence Officer, and from May 2001 until October 2005, Ms. Gordon was the North American Market Leader for the Retirement and Financial Management Line of Business. Prior thereto, she served as a business leader in Hewitt’s Midwest actuarial practice. She joined the Company in 1978. Ms. Gordon is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Michele M. Hunt (age 57) is Founder and President of Vision & Values, a leadership and organizational development firm in New York, New York, and has served as a director since July 2002. Since founding her firm in 1995, Ms. Hunt has partnered with numerous organizations, including Banco Popular, IBM, Motorola and NASA, to align their culture, systems and processes with their vision and core strategies. In 1993, President Clinton appointed Ms. Hunt to lead the Federal Quality Institute in an initiative to improve government agencies. Prior to this appointment, Ms. Hunt served as Senior Vice President for People and Quality of Herman Miller, Inc. She is the author of DreamMakers: Putting Vision & Values to Work. Michele is a Fellow of the Aspen Institute.

Cary D. McMillan (age 48) is Chief Executive Officer of True Partners Consulting, LLC, a professional services firm providing tax and other financial consulting services and has served as a director since July 2002. Prior to assuming his current role in 2005, Mr. McMillan served as Chief Executive Officer of Sara Lee Branded Apparel and Executive Vice President of Sara Lee Corporation, a branded consumer packaged goods company, from 2000 until 2004. Mr. McMillan joined Sara Lee in 1999 as Executive Vice President and Chief Financial Officer. From 1980 to 1999, Mr. McMillan held a number of positions of increasing responsibility at Arthur Andersen & Co., L.L.P., including managing partner of the Chicago office. Mr. McMillan also currently serves on the board of directors of McDonalds Corporation, as well as the boards of several nonprofit organizations in the Chicago area. Mr. McMillan serves on the audit and finance committees of McDonalds Corporation.

Class III Directors Continuing in Office

Names	Length of Term
Cheryl A. Francis Russell P. Fradin Thomas J. Neff	Three-year term, one year remaining, expiring at the 2008 Annual Meeting of Stockholders

Cheryl A. Francis (age 52) served as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons, a print media company, from 1995 until 2000 and has served as a director since July 2002. Since 2000, Ms. Francis has served as a business consultant and since 2002, as Vice Chairman of the Corporate Leadership Center. Prior to her role at R.R. Donnelley & Sons, Ms. Francis served on the management team of FMC Corporation and its subsidiary, FMC Gold, including serving as Chief Financial Officer of FMC Gold from 1987-1991, and Treasurer of FMC Corporation from 1993-1995, and as an adjunct professor for the University of Chicago Graduate School of Business from 1991-1993. Ms. Francis also currently serves on the board of directors of HNI Corporation and Morningstar, Inc. Ms. Francis is a member of the audit committee of Morningstar, Inc.

Russell P. Fradin (age 51) joined the Company as Chairman of the Board of Directors and Chief Executive Officer in September 2006. Prior to joining the Company he served as President and Chief Executive Officer of The Bisys Group, Inc., a provider of outsourcing services to companies in the financial services industry, from February 2004 until September 2006. Before joining Bisys, he served for seven years in various senior executive positions with ADP, a provider of payroll and computerized business services, most recently as Group President, Global Employer Services. Prior to joining ADP, Mr. Fradin was a senior partner at McKinsey & Company, a consulting firm.

Thomas J. Neff (age 69) has been the Chairman of Spencer Stuart, U.S., an executive search consulting firm, since October 1996, has been employed with Spencer Stuart since 1976, including as President from 1979 to October 1996, and has served as a director since October 2004. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974, and held a senior marketing position with TWA from 1966 to 1969. Earlier he was a management consultant with McKinsey & Company in New York and Australia. Mr. Neff is a director of Ace Limited and the Lord Abbett Mutual Funds. Mr. Neff was a director of Exult, Inc. until it was acquired by the Company on October 1, 2004.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

We are seeking stockholder approval to amend and restate our Amended and Restated Certificate of Incorporation to eliminate Class B common stock and Class C common stock. The Board has approved this amendment and has directed that it be submitted to stockholders for approval.

The Company issued Class B and Class C common stock primarily to owners of the Company at the time of its initial public offering to ensure that these classes voted together as a single group. In August 2006, all shares of Class B common stock and Class C common stock were converted into shares of Class A common stock and there are no shares of Class B common stock or Class C common stock outstanding at this time. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation and its former stockholders’ agreement, other than in elections of directors, every share of Class B common stock and Class C common stock was required to be voted in accordance with the vote of the majority of the votes cast on the matter in question by the holders of Class B common stock and Class C common stock, voting together as a group, pursuant to a separate, preliminary vote of the holders of Class B common stock and Class C common stock. In elections of directors, every share of Class B common stock and Class C common stock was required to be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest number of votes cast by the holders of Class B common stock and Class C common stock, voting together as a group, in the preliminary vote.

We do not intend to issue Class B or Class C shares again and believe the continuing authorization of Class B and Class C shares is unnecessary, burdensome, confusing to investors and the capital markets and undesirable from a corporate governance perspective. Accordingly, we propose to eliminate these classes from our Amended and Restated Certificate of Incorporation. The proposed amendment does not affect in any respect the rights, powers or privileges of holders of outstanding Class A common stock.

Appendix A to the proxy statement sets forth a proposed Second Amended and Restated Certificate of Incorporation of the Company that shows how the Amended and Restated Certificate would be changed if stockholders approve the proposed amendment. If the proposal is approved, we will file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and the amendment will be effective upon filing.

The affirmative vote of holders of a majority of the outstanding shares of Class A common stock is required to approve this proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has confirmed the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since April 2002.

If the stockholders fail to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal 3 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Corporate Governance

Director Independence

The Board of Directors has determined, after considering a number of factors, including its members’ current and historic relationship with the Company, the relationships their current and former employers have with the Company, and the relationships between the Company and other companies of which the members are Directors, that a majority of its members, including Steven A. Denning, Cheryl A. Francis, Michael E. Greenlees, Michelle M. Hunt, James P. Kelly, Cary D. McMillan, Thomas J. Neff and Steven P. Stanbrook are, and after the Annual Meeting (assuming the election of all nominees at the Annual Meeting) the directors continuing in office will be, independent of the Company and its management, as defined by the New York Stock Exchange rules and regulations and that no material relationship exists between the Company and its independent directors.

Executive Sessions and Communication with the Board

The practice of the Board and each committee is to schedule an executive session without management present at the end of each meeting. The Board has designated Cheryl A. Francis as the lead director for Board meetings. Persons who wish to communicate with the Board, the independent directors as a group or any individual director (including Ms. Francis) should communicate in writing addressed to Ms. Francis c/o Chris Denton at the Company’s principal executive offices.

Board Authority

The Board and each committee has the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of Hewitt in advance. In 2006, the Board or its committees hired independent consultants to identify candidates for Chief Executive Officer, independent compensation consultants and legal advisors.

Access to Officers and Employees

Under the Company’s Corporate Governance Guidelines, Board members have complete and open access to members of Hewitt’s senior management as well as Hewitt’s independent advisors. During the transition period between the announcement of Dale Gifford’s retirement and Russell Fradin’s employment, Cheryl Francis, as lead director, had regular communication with senior management.

Board Committees and Meetings

The Board of Directors met thirteen times in fiscal year 2006. In addition to corporate actions taken at such meetings, the Board approved two corporate actions during fiscal year 2006 by unanimous written consent. The Board has designated three committees: the Audit Committee, the Compensation and Leadership Committee and the Nominating and Corporate Governance Committee. The Audit Committee met nine times, the Compensation and Leadership Committee met eight times, and the Nominating and Corporate Governance Committee met three times in fiscal year 2006. The Board also created an ad hoc Search Committee comprised of Ms. Francis and Messrs. Greenlees, Denning and McMillan in connection with its search for a new Chief Executive Officer, which met several times in fiscal 2006. Each director attended at least 75% of the aggregate of all Board and Committee meetings held during fiscal year 2006 by the Board and each of the Committees on which he or she served during his or her tenure. Although the Board has not adopted a formal policy with respect to the directors’ attendance at annual meetings of the Company’s stockholders, all directors are expected to attend. All members of the Board attended the Company’s 2006 Annual Meeting of Stockholders.

Ms. Francis and Messrs. Denning, Kelly and Stanbrook comprise the Audit Committee. Effective January 1, 2007, Messrs. Denning, McMillan and Stanbrook will comprise the Audit Committee. Each member of the Audit Committee is, and after January 1, 2007 will be, independent of the Company and its management. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to the Company’s annual audit, accounting policies, financial reporting, and internal controls. The Board of Directors has determined that each Audit Committee member is financially literate and has sufficient knowledge in financial and auditing matters to serve on the Committee and that each member qualifies as an audit committee financial expert under Securities and Exchange Commission regulations.

Ms. Hunt and Messrs. Greenlees, McMillan and Neff comprise the Compensation and Leadership Committee. Effective January 1, 2007, Ms. Hunt, Ms. Francis and Messrs. Greenlees and Neff will comprise the Compensation and Leadership Committee. Each member of the Compensation and Leadership Committee is, and after January 1, 2007 will be, independent of the Company and its management. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the Company’s Chief Executive Officer, other executive officers, and Board members, the grant of awards under the Company’s Global Stock and Incentive Compensation Plan (the “Global Stock Plan”) and the Company’s other executive compensation plans and programs. This Committee also oversees the development of leadership programs for the Company, including strategies for succession planning.

Messrs. Greenlees, Kelly and Neff comprise the Nominating and Corporate Governance Committee. Effective January 1, 2007, Ms. Francis and Messrs. Greenlees and Neff will comprise the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is, and after January 1, 2007 will be, independent of the Company and its management. This Committee is empowered to identify individuals qualified to become Board members consistent with criteria approved by the Board, recommend to the Board of Directors director nominees, develop and recommend to the Board of Directors corporate governance principles, or changes to existing corporate governance principles applicable to the Company, and oversee the evaluation of the Board.

Director Qualifications

The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an examination of whether the individual is independent, as well as consideration of diversity, skills and experience in the context of the needs of the Board. The Committee considers, among other factors, the number of Boards on which a candidate sits, whether the candidate has full-time or part-time employment, and the candidate’s financial interests in organizations which are or are likely to become suppliers to or competitors of the Company. The Nominating and Corporate Governance Committee may consider advice and recommendations from others, such as executive search firms, as it deems appropriate.

The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by stockholders, using the same criteria as for other candidates. Recommendations should be submitted to the Secretary of the Company at the Company’s principal executive offices. The recommendation should include the name and address of the stockholder making the recommendation and evidence of his or her ownership of common stock of the Company, including the number of shares and period of ownership, the name and address of the director candidate, and his or her resume or listing of qualifications, and the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement. To be considered, the recommendation must be received by the Secretary not less than 120 days before the anniversary date of the Company’s most recent annual meeting of stockholders.

Director Compensation

The Compensation and Leadership Committee reviewed director compensation in 2006 and, based upon comprehensive market surveys and a review of peer group proxy statements, recommended an increase for 2007 which was approved by the Board. Effective after the Annual Meeting, each non-employee director of the Company will receive (i) an annual retainer of $50,000 paid in cash, stock units or deferred stock units, an increase of $10,000 over 2006, and (ii) an annual equity grant of $80,000 paid in stock units or deferred stock units with a one year vesting restriction, an increase of $20,000 over 2006. All annual equity grants must be retained while an active Board member and cannot be sold or traded until six months after leaving the Board. In addition the Board determined to pay meeting fees of $2,000 per in-person meeting and $1,000 per telephonic meeting for any meetings beyond those normally scheduled, as determined by the lead director.

In 2006, the Audit Committee Chair received $15,000, the Compensation and Leadership Committee Chair received $10,000, the Nominating and Corporate Governance Committee Chair received $5,000 and the lead director received a fee of $5,000 for serving in that capacity. In 2007, the lead director will serve as the Chair of the Nominating and Corporate Governance Committee and for those duties will receive a fee of $15,000. Chairman fees are payable in cash.

In 2006 Ms. Francis elected to receive 3,645 shares of Common Stock, valued at $90,000 at the time of grant, in lieu of any cash compensation for her assumption of responsibility for overseeing and coordinating the Board’s search for a successor chief executive officer, and for managing the increased level of interaction between the Board and management during this timeframe.

Board Evaluations

In accordance with the Company’s Corporate Governance Principles, the Board, in conjunction with the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee asks each director to comment on the Board’s performance and reports annually to the Board with an assessment of the Board’s performance. In 2006, the Board retained an independent consultant to conduct interviews and assist in the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and membership on various committees.

Documents Available on Website

The Company’s Corporate Governance Guidelines, the charter for each Committee of the Board of Directors, the Company’s Code of Conduct and the Company’s Code of Ethics for Senior Executive Financial Officers, which applies to our principal executive officer, our principal financial and accounting officer and certain other senior personnel, can be viewed at the Company’s web site, www.hewitt.com, and are available in written form without charge to anyone submitting a written request addressed to Investor Relations, 100 Half Day Road, Lincolnshire, IL 60069. We intend to post on our website any amendment to or waiver of our Code of Ethics for Senior Executive Financial Officers.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2006 (the “Fiscal Year 2006 Audited Financial Statements”) with Company management and with Ernst & Young LLP (“Ernst & Young”), the Company’s independent public accountants. The Audit Committee also has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Ernst & Young and has concluded that the independence of Ernst & Young is not compromised by the performance of such services.

Based on the review and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the Fiscal Year 2006 Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

November 30, 2006	Cheryl A. Francis, Chairman Steven A. Denning James P. Kelly Steven P. Stanbrook

Independent Auditor

Audit Fees

The following table presents fees for professional audit services provided by Ernst & Young for the years ended September 30, 2005 and 2006, and fees billed for other services provided by Ernst & Young during those periods.

	For the Years
	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$3,204,721	$3,101,509
Audit Related Fees(2)	$3,967,139	$1,845,744
Tax Fees(3)	$150,380	$178,624
All Other Fees(4)	$1,870	$6,000

Total	$7,324,110	$5,131,877

(1)	Audit Fees in 2005 and 2006 include the annual financial statement audit (including required quarterly reviews), subsidiary audits, Sarbanes-Oxley 404 audit procedures and other procedures performed by the independent auditor to form an opinion on the Company’s consolidated financial statements.
(2)	Audit Related Fees in 2005 and 2006 consisted primarily of SAS 70 services.
(3)	Tax Fees in 2005 and 2006 include miscellaneous tax consultations in the U.S. and various international locations.
(4)	All Other Fees in 2005 and 2006 include a subscription for access to a tax research website.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services by the independent auditor.

The Audit Committee has established two different approaches to pre-approving services. Proposed services may be either pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to the Company’s Chief Financial Officer (CFO) and Director of Internal Audit and must include a detailed description of the services to be rendered. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor. Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the CFO, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee pre-approved all services provided by Ernst & Young in fiscal 2005 and 2006 in accordance with the foregoing policy.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. At the Annual Meeting, representatives of Ernst & Young will have the opportunity to make a statement about the Company’s financial condition, if they desire to do so, and to respond to appropriate questions from stockholders.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of October 31, 2006, by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table (the “Named Executive Officers”); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Number of Outstanding Shares Beneficially Owned on October 31, 2006

Name	Number of Shares of Class A Common Stock Beneficially Owned		Percentage of Class A Common Stock Beneficially Owned(1)
Five Percent Stockholders:
Ariel Capital Management, LLC, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601	14,769,672	(2)	13.32%
General Atlantic Partners, LLC, 3 Pickwick Plaza Greenwhich, CN 06830	9,774,479	(3)	8.81%
Directors and Named Executive Officers:
Russell P. Fradin	133,594	(4)	*
Perry O. Brandorff	281,353	(4)	*
Bryan J. Doyle	271,708	(4)	*
Dale L. Gifford	1,074,767	(4)(5)	*
Julie S. Gordon	241,425	(4)	*
John J. Park	72,681	(4)	*
John M. Ryan	242,663	(4)	*
Non-employee Directors and Director Nominees:
Steven A. Denning	9,794,364	(3)	8.83%
Cheryl A. Francis	24,975	(4)	*
Michael E. Greenlees	5,943	(4)	*
Michele M. Hunt	18,524	(4)	*
James P. Kelly	21,330	(4)	*
Cary D. McMillan	30,151	(4)	*
Thomas J. Neff	9,885	(4)	*
Steven P. Stanbrook	9,245	(4)	*
Executive Officers and Directors as a Group (15 persons)	10,739,210	(6)	9.68%

*	Less than 1%
(1)	The Company has no outstanding shares of Class B common stock or Class C common stock.
(2)	Based on the most recently filed Schedule 13G by Ariel Capital Management, LLC.
(3)	Includes 9,774,479 shares held by the following General Atlantic partnerships: 4,661,962 shares held by General Atlantic Partners 54, L.P.; 1,115,353 shares held by General Atlantic Partners 57, L.P.; 2,180,207 shares held by General Atlantic Partners 60, L.P.; 775,805 shares held by GAP Coinvestment Partners, L.P.; and 1,041,152 shares held by GAP Coinvestment Partners II, L.P. Mr. Denning is a director of the Company, a managing member of General Atlantic Partners, LLC, and a general partner of each of GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 54, L.P., General Atlantic Partners 57, L.P., and General Atlantic Partners 60, L.P. The general partners of GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. are also managing members of General Atlantic Partners, LLC. Mr. Denning disclaims beneficial ownership of the shares held by the General Atlantic partnerships, except to the extent of his pecuniary interest therein.
(4)	The number of shares of Class A common stock for each named executive officer and director includes the following number of shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2006: Mr. Fradin—45,714 shares; Mr. Brandorff—47,750 shares; Mr. Doyle—66,625 shares; Mr. Gifford—178,200 shares; Ms. Gordon—21,500 shares; Ms. Francis—9,400 shares; Ms. Hunt—9,400 shares; Mr. Kelly—9,400 shares; Mr. McMillan—9,400 shares; and Mr. Ryan—41,725 shares.

(5)	Includes 216,547 shares held by a family partnership.
(6)	Includes 439,114 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2006.

The beneficial ownership information set forth above is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for any other purpose.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid for the fiscal years ended September 30, 2004, 2005 and 2006 to Russell P. Fradin, who has served as the Chairman and Chief Executive Officer of the Company since September, 2006, Dale L. Gifford, who served as Chief Executive Officer until September 2006, Bryan J. Doyle, who served as President, HR Outsourcing Group until July 2006, and the other four most highly compensated executive officers of the Company.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary	Bonus		Restricted Stock Awards($)(1)		Securities Underlying Options(#)		All Other Compensation(2)
Russell P. Fradin
Chief Executive Officer	2006	$68,654	$0		$2,003,664	(3)	331,600	(3)	$112,060	(4)

Dale L. Gifford
Former Chief Executive Officer	2006	$800,000	$0		$827,700		0		$9,116
	2005	800,000	0		0		0		61,700
	2004	785,000	590,000		0		52,300		145,584

Perry O. Brandorff(5)
President—HR Consulting Group	2006	$470,000	$271,425		$1,284,922		0		$9,116
	2005	470,000	0		0		0		190,941
	2004	460,000	200,000		0		15,300		461,385

Bryan J. Doyle
Former President—HR Outsourcing Group	2006	$376,923	$0		$413,850		0		$443,319	(6)
	2005	500,000	0		0		0		40,700
	2004	455,000	345,000		0		23,000		88,084

Julie S. Gordon
Acting President, HR Outsourcing	2006	$361,000	$127,823	(7)	$856,994		0		$9,116
	2005	322,500	0		0		0		24,125
	2004	310,000	125,643		0		7,100		47,548

John J. Park(8)
Chief Financial Officer	2006	$432,025	$160,670		$1,715,223		0		$134,116	(9)

John M. Ryan
Senior Vice President and Chief Legal Officer	2006	$410,000	$78,413		$206,925		0		$9,116
	2005	410,000	0		0		0		34,400
	2004	410,000	200,000		0		13,700		68,917

(1)	Restricted stock awards include annual time-based restricted stock grants, retention shares grants and sign-on equity grants. Listed values for these shares are based on the share price at the time of grant. Performance-based stock is reported separately below. At the time of hire, Mr. Fradin received 87,880 restricted stock units as part of a sign-on agreement valued at $2,131,969 on September 30, 2006. On October 3, 2005, Mr. Gifford, Mr. Doyle and Mr. Ryan received time-based restricted stock grants of 30,000, 15,000 and 7,500 shares, respectively, valued at $727,800, $363,900, and $181,950 as of September 30, 2006. These shares vest in equal installments over a four year period. Mr. Gifford’s shares vested upon his retirement. Mr. Doyle vested 25% and forfeited the remainder upon leaving the Company. Mr. Brandorff received time-based restricted stock of 12,500 shares and a retention grant of 41,430 shares which vest 100% after a 2 year period. These shares have a value of $1,308,342 as of September 30, 2006. Ms. Gordon received 5,000 shares of time-based restricted stock and a retention grant of 31,150 shares which vest 100% after a 2 year period which together have a value of $876,999 as of September 30, 2006. Mr. Park received 20,000 shares of restricted stock as part of a sign-on agreement, 8,611 shares of time-based stock, and a retention grant of 44,070 shares which vest 100% over a 2 year period. These shares have a value of $1,763,241 as of September 30, 2006. Any dividends paid by the Company will be paid on shares of restricted stock.

(2)	Except as otherwise noted, represents Retirement and Savings Plan contributions and non-qualified defined contribution top-hat plan contributions earned through the end of fiscal years 2004, 2005 and 2006, and payments under a spending allowance program. Estimated Retirement and Savings Plan contributions for 2006 are $2,060 for Mr. Fradin and $9,116 for each of the other Named Executive Officers. Actual qualified retirement plan contributions for fiscal year 2006 will be made on December 31, 2006, or as soon thereafter as practical. There are no 2006 payouts under the non-qualified defined benefit contribution top-hat plan as that plan was suspended for 2006. Each Named Executive Officer, except Mr. Fradin and Mr. Park, also received $7,500 in 2004 and 2005 under the spending allowance program. That program was suspended for 2006.
(3)	Under his employment agreement, Mr. Fradin received 150,000 stock options as part of his sign-on arrangement and 181,600 stock options which represent a portion of his equity grant for fiscal 2007. These option grants were made on September 5, 2006 at a closing price of $22.80 per share.
(4)	In 2006 Mr. Fradin joined the firm and received $110,000 in relocation assistance.
(5)	In 2004 and 2005, Mr. Brandorff was on assignment in Brussels. Expatriate compensation included allowances for housing, cost of living, annual leave and tax equalization payments. These allowances totaled $387,301 in 2004, and $105,978 in 2005. Mr. Brandorff repatriated in 2005 and received $46,363 in relocation assistance in 2005 and received $66,795 in relocation and tax assistance in 2006.
(6)	Mr. Doyle left the Company in July 2006 and received $393,800 in severance payments and $49,519 via payout of accrued vacation time.
(7)	Includes a bonus payment of $35,000 received in January 2006 as recognition of her contributions made at the end of the previous fiscal year.
(8)	Mr. Park joined the Company as Chief Financial Officer in November 2005.
(9)	Mr. Park received $125,000 as a sign-on bonus at the time of hire.

Stock Option Grants

In fiscal year 2006 the Company did not grant stock options to its executive officers under the Global Stock Plan, except for a grant to Russell P. Fradin in connection with his employment. Equity awards were granted to the other executive officers in the form of restricted stock, reported in the Summary Compensation Table above.

The following table provides details regarding the stock options granted in fiscal 2006 to the named executive officers. No stock appreciation rights (SARs) were granted to the Named Executive Officers in fiscal 2006.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Value at Assumed Annual Rates of Stock Appreciation(1)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date(2)	5% ($)	10% ($)
Russell P. Fradin	331,600	100%	$22.80	2/15/2015 –9/5/2016	$4,489,644	$11,243,344
Dale L Gifford	0	0%	—	—	—	—
Perry O. Brandorff	0	0%	—	—	—	—
Bryan J. Doyle	0	0%	—	—	—	—
Julie S. Gordon	0	0%	—	—	—	—
John J. Park	0	0%	—	—	—	—
John M. Ryan	0	0%	—	—	—	—

(1)	The potential realizable value is based on the appreciated value of the Company’s Class A common stock minus the per share exercise price, multiplied by the number of shares subject to the option. The appreciated value of the common stock is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future increases in the price of shares of common stock.
(2)	Mr. Fradin received a grant of 181,600 options which vest ratably at 25% per year beginning September 5, 2007. Pursuant to the Global Stock Plan, the options would become fully vested upon a change in control of the Company. Mr. Fradin received a second option grant of which 45,714 options vested on September 5, 2006, and 30,000 of which will vest on each of August 20, 2007, 2008 and 2009, and 14,286 on August 20, 2010.

Performance Share Grants

In fiscal year 2006 the Company granted performance-based shares to 29 individuals, including the named executive officers, except for Mr. Fradin who joined the Company after the grant date, and Ms. Gordon who was not participating at the time of the grant. A target number of performance shares was established for each participant which is commensurate with the individual’s role, responsibilities and compensation level. Based on Company performance relative to specific financial measures the participants may earn up to 200% of their target for superior performance and may earn nothing if thresholds are not met. The financial measures for the Performance Share Plan include 3-year average revenue growth and 3-year cumulative economic profit.

The following table provides details regarding the performance share grants made in fiscal 2006 to the Named Executive Officers.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Number of Shares, Units or Other Rights	Performance Period until Maturity or Payout	Estimated Future Payouts	Estimated Future Payouts	Estimated Future Payouts
			Threshold	Target	Maximum
Russell P. Fradin	0	—	0	0	0
Dale L Gifford	30,000	3 Years	7,500	30,000	60,000
Perry O. Brandorff	12,500	3 Years	3,125	12,500	25,000
Bryan J. Doyle	15,000	3 Years	3,750	15,000	30,000
Julie S. Gordon	0	—	0	0	0
John J. Park	8,611	3 Years	2,153	8,611	17,222
John M. Ryan	7,500	3 Years	1,875	7,500	15,000

Option Exercise Table

The following table provides information regarding the exercise of stock options in fiscal 2006 by the Named Executive Officers and the fiscal year-end value of unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Russell P. Fradin	0	0	45,714	285,886	$66,742	$417,394
Dale L. Gifford	0	0	178,200	0	360,314	0
Perry O. Brandorff	0	0	47,750	4,350	104,132	696
Bryan J. Doyle	0	0	66,625	0	136,520	0
Julie S. Gordon	0	0	21,500	2,000	45,144	320
John J. Park	0	0	0	0	0	0
John M. Ryan	0	0	41,725	3,775	89,654	604

(1)	Value calculated as the amount by which the closing price of the underlying shares on the New York Stock Exchange on September 30, 2006 (the last trading day of fiscal 2006) exceeds the option exercise price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of September 30, 2006 regarding the number of shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in initial column)
Equity compensation plans approved by security holders	9,664,292	$23.73	5,126,021
Equity compensation plans not approved by security holders	0	N/A	0
Total	9,664,292	$23.73	5,126,021

General Employment Arrangements

All employees are required to sign confidentiality agreements upon joining the Company. All employees in certain pay bands (including each executive officer) who receive restricted stock are required to sign a non-competition agreement that is included in their restricted stock award agreement.

On September 5, 2006 the Company entered into an employment agreement with Russell P. Fradin to join the Company as Chairman of the Board and Chief Executive Officer. The compensation arrangements pursuant to that agreement include an annual base compensation of $900,000, an annual target bonus opportunity equal to 100% of the base salary, and long-term incentive grants for fiscal 2007 in the form of nonqualified stock options having a Black Scholes value of $1,500,000 and in the form of performance-based shares having a target face value of $1,500,000. Mr. Fradin is eligible to participate in the Company’s employee benefit programs and its executive benefit program, and would receive severance equal to eighteen months of direct pay (base salary plus target bonus) and benefits in the event of an involuntary termination.

As part of this employment agreement Mr. Fradin was granted certain awards to compensate him for certain forfeitures of previous employer incentive awards. These consisted of 83,100 restricted stock units vesting over a period from February 2007 through August 2009, 150,000 stock options with an option term ending February 2015 and vesting over a period from September 2006 through August 2010, and 4,780 restricted stock units vesting in September 2007.

Change- in-Control Executive Severance Plan

The Company has adopted a Change-in Control Executive Severance Plan for selected senior executives, which will remain in effect until terminated by the Company. Upon a change-in-control event coupled with the executive’s loss of employment, the executive would receive certain benefits, including a lump sum payment equal to two times base pay and target annual incentive, continuation of certain health benefits for 24 months, and 100% vesting of all unvested equity grants. The plan is applicable to eighteen senior executives, including the current Named Executive Officers.

DIRECTORS AND OFFICERS

Biographical Information for Directors

See “Election of Directors” on page 2 of this Proxy Statement for biographical information for the directors and director nominees.

Biographical Information for Non-Director Executive Officers and Other Members of Senior Management

Perry O. Brandorff* (age 48) has been the President of the HR Consulting Group since 2005. Prior to his current role, Mr. Brandorff was the Manager of the Company’s Europe Region, and managed the Company’s Southwest U.S. Market Group and center in Dallas, Texas. He joined the Company in 1982 as an actuary. Mr. Brandorff is a Fellow of the Society of Actuaries and a Member of the Academy of Actuaries.

Monica M. Burmeister (age 53) has been the HR Consulting—North America Leader since October 2006. Prior to her current role, she served as HR Consulting—Global Benefits Practice Leader since 2005. Prior to assuming that position, Ms. Burmeister managed the Retirement and Financial Management Line of Business and the Company’s actuarial practice in the Midwest U.S. Market Group. She joined the Company in 1976. She is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Richard H. Jones (age 54) has been the HR Outsourcing—Europe Leader since joining the Company in 2004. Prior to his current role, Mr. Jones served for four years at Exult as the Europe / Asia President and Operations President, and was a global managing partner at Andersen Consulting, where he was responsible for the BPM (Outsourcing) business for the resources industries and utilities sectors worldwide.

Rohail Khan (age 40) has been the North America Benefits Outsourcing Leader since June, 2005. Prior to his current role, Mr. Khan served as President of HomeFocus, LLC, a subsidiary of Bank of America engaged in providing home loan fulfillment services from January 2004 to January 2005. Prior thereto he served as Senior Vice President Strategy and M&A for Bank of America’s Consumer Real Estate Division from October 2002 until December 2004. Before joining Bank of America in 2002, Mr. Khan served as Chief Operating Officer—North America for e-Peopleserve (now Accenture HR Services), a provider of multi-process human resources business process outsourcing services, from August 2001 until October, 2002.

Stephen Dale King* (age 55) has been the Senior Vice President—Human Resources since 2005. Prior to his current role, Mr. King served as the Chief Human Resources Officer since 2000 and as the Company’s Chief Learning Officer since joining the Company in 1997. Prior to joining the Company, Mr. King was with the Bank of Montreal’s Institute for Learning—the bank’s corporate university—where he coordinated classroom training. Mr. King also worked as part of human resources teams at Harris Bank and Caremark.

James R. Konieczny (age 45) has been the Multi Process HR/Regional Outsourcing Leader since June 2006. Prior to assuming his current role, Mr. Konieczny served as HR Outsourcing—Chief Operations Officer since 2002. Prior to assuming that position, Mr. Konieczny served as HR Outsourcing’s Leader for North America Operations from 2002 until 2004 and as HR Outsourcing’s Leader for the East Region from 1998 to 2002. Prior to joining the Company in 1987, Mr. Konieczny served in the U.S. Air Force.

John J. Park* (age 45) has been the Chief Financial Officer since joining the Company in November 2005. Prior to joining the Company, Mr. Park served as Chief Financial Officer of Orbitz, Inc., an online travel company, from October 2000 until February 2005, and as acting President from November 2004 until February 2005. Prior to joining Orbitz, Mr. Park held executive positions with Sears, Roebuck and Company, including head of finance for its services and credit card businesses, and senior finance and strategy positions with Diageo PLC and PepsiCo, Inc.

Roger S. Parkin (age 50) has been the HR Consulting and Integration—Europe Leader since 2005. Prior to his current role, Mr. Parkin was the Market Group Leader—UK & Ireland Market Group from January 2004 to April 2005 and prior to that served as leader of the Company’s Retirement & Financial Management practice in the United Kingdom. Mr. Parkin joined Bacon & Woodrow in 1977, and is a Fellow of the Institute of Actuaries.

*	Executive Officer as defined by Securities and Exchange Commission regulations. In addition, Russell P. Fradin and Julie S. Gordon are executive officers.

John M. Ryan* (age 59) has been the Senior Vice President and Chief Legal Officer since July 2006. Prior thereto, he served as Senior Vice President—Strategy and Counsel since 2005. Prior to 2005, Mr. Ryan served as the Company’s Chief Administrative Officer since 1988 and Corporate Development Leader since 2001. In addition, he is the Chief Executive Officer of Hewitt Financial Services LLC and President of Hewitt International Holdings Corporation. Mr. Ryan joined the Company in 1985. Prior to that time, he spent 13 years in the private practice of law.

Kristi A. Savacool* (age 47) has been the Senior Vice President—Global Business Services since May 2006. Ms. Savacool joined the Company in July 2005 as Senior Vice President—Shared Business Services. Since joining the Company, her role has expanded to include responsibility for Information Technology and Corporate Relations. Prior to July 2005, Ms. Savacool held a number of management positions at The Boeing Company since 1985, including most recently serving as a Vice President within Boeing’s Shared Services Group from 2001 to 2005 and Vice President and Chief Information Officer of Boeing’s Commercial Airplane Group from 1999 to 2001.

Compensation and Leadership Committee Report

The following Compensation and Leadership Committee Report should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

The Compensation and Leadership Committee (the Committee) is composed exclusively of non-employee, independent directors. The Committee reviews the compensation arrangements for the Chief Executive Officer and other members of senior management. The Committee’s charter with respect to executive compensation is to establish programs which attract, retain and motivate key executives, align their compensation with the Company’s overall business strategies, values and performance, and support the Company’s efforts to develop world-class leaders. Pursuant to its charter, the Compensation and Leadership Committee has reviewed and confirmed a total rewards philosophy which includes the following considerations:

•	A “pay-for-results” orientation that differentiates compensation based on firm, business segment and individual performance;

•	An emphasis on long-term incentives as a major component of total compensation in order to more closely align the interests of Company executives with the interests of long-term shareholders;

•	An emphasis on rewarding Company executives with total compensation (including cash and stock incentive plans) at competitive market levels for meeting company performance targets, with actual total compensation falling above or below this target based on each executive’s experience, skills and individual performance as well as the performance of the applicable business segment and the Company as a whole;

•	An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives, balances short-term and long-term financial goals and behaviors within the Company, and encourages Company stock ownership;

•	Recognition that as an executive’s level of responsibility increases, a greater portion of the total compensation opportunity should be leveraged with stock and other performance incentives; and

•	The use of both time-based and performance-based equity with long-term vesting requirements in order to retain critical and key talent.

The primary components of the Company’s executive compensation program are (a) base salaries, (b) annual cash incentive opportunities, and (c) long-term incentive opportunities in the form of restricted stock,

*	Executive Officer as defined by Securities and Exchange Commission regulations. In addition, Russell P. Fradin and Julie S. Gordon are executive officers.

performance-based stock and stock options. Executives also receive certain executive benefits in addition to participating in employee benefit programs available to the broader employee population. The Company’s executive compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the outsourcing, consulting and services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Committee obtains competitive compensation information from published sources as well as independent consultants.

The Committee reviews executive compensation arrangements annually to ensure market competitiveness, and to assure the Company meets its objective of providing executive pay packages with appropriate short and long-term incentives, including annual bonus and equity compensation tied to individual and Company performance. In reviewing compensation recommendations, the Committee considered data from a peer group of professional service firms as well as companies with a comparable market capitalization that the Committee believes is representative of the size, scope, and complexity of the market for competitive executive talent. The Company’s total pay philosophy is to provide total targeted compensation for the Company’s Named Executive Officers at competitive market levels for meeting company performance targets with the opportunity to exceed target levels of compensation based on exceptional individual or Company performance.

Base Salaries. Each year the Committee determines the base salary for the CEO and other key executives within the firm. In making its base pay recommendations, the Committee reviews the following quantitative and qualitative factors: Company performance, the executive’s individual performance and scope of responsibility, competitive market pay information and practices, internal equity and other considerations. In order to effectively recruit and retain key executives, the Company has adopted a base salary philosophy that takes into account competitive market compensation levels at the 50th percentile with the ability to differentiate compensation around that data point.

Performance-Based Annual Cash Incentives. The Committee reviews and approves annual performance goals for the CEO and other executive officers. Annual performance goals serve both to motivate executives as well as to increase stockholder returns by focusing executive performance on the attainment of those annual goals identified as having a positive impact on the Company’s business results. Targeted incentive amounts, which are designed to provide competitive incentive pay at the 50th percentile, are established each year. Performance objectives intended to focus attention on achieving key Company, business group, strategic, and individual goals are established for each executive officer. The Committee allocates a portion of earnings above a target to an annual bonus pool and then objectively assesses how each key executive has performed relative to his or her individual goals to determine the annual cash payout. That assessment includes a quantitative and qualitative review.

For 2006, corporate objectives included targeted earnings and revenue growth goals. In addition, the Committee established individual performance objectives for each executive, which included both specific performance goals and qualitative development goals. Based on the underlying financial performance of the Company and its business segments, excluding one time non-operating adjustments, the Committee approved full funding for the incentive award payouts for the Consulting segment, and funding of 85% of the individual component of the incentive award payouts for the remainder of the firm.

Long-term Incentives. The Company has granted equity-based awards to its executives under the Global Stock Plan, which was initially approved by the Board of Directors in June 2002. The Global Stock Plan is designed to align a significant portion of the executive compensation opportunity with the long-term interests of the Company’s shareholders. Prior to fiscal 2006, the Company had only issued stock options to active associates under the Global Stock Plan. In June 2005 the Committee determined to shift from stock options to granting restricted stock/units and to move the annual equity grant date from July to October. As a result of these actions, there was no broad based annual equity grant made in fiscal 2005, although equity grants were made under the Global Stock Plan for the purpose of retaining and recognizing key talent and high performers.

In October 2005, the Company made a grant of restricted stock to approximately 2,200 individuals. This broad granting of equity is an important element of the Company’s efforts to identify, reward and retain key talent, and to expand ownership opportunities throughout the organization. At that same time, the Company provided grants of restricted stock to 27 senior leaders for targeted retention and recognition. A total of 250,000 shares were granted with vesting in July 2007 and July 2008. None of these retention shares were granted to the Named Executive Officers. In November 2005 the Company also made a grant of performance-based shares to a limited number of senior executives which included the Named Executive Officers.

The Compensation and Leadership Committee approved both eligibility requirements for and the magnitude of the fiscal 2006 equity grants. The restricted stock grants are designed to increase the portion of the total compensation opportunity represented by stock incentives as an individual’s level of responsibility expands. The Company currently plans to continue making annual equity incentive grants to key contributors at a value equal to the market price for common shares on the date of each grant.

Long-term equity incentives include the following:

Stock Options: Granted in June 2002, and July 2003 and 2004. No stock option grant was made in 2005. These options vest over a four-year period with 25% becoming exercisable on each anniversary of the grant date and have a ten-year term, with the exception of the stock options which were granted in 2004 which are currently 100% vested and exercisable. All options were granted with an exercise price equal to the fair market value of the Hewitt common stock on the date of the grant.

In September 2006 a total of 331,600 options to purchase shares of Hewitt stock were granted to Mr. Fradin pursuant to his employment agreement.

Restricted Stock/Units: A grant of shares of restricted stock was made in October 2005 to all participating employees with prorated vesting over a four-year period beginning on July 1, 2006. Additional grants were made during the year for retention purposes. These retention grants have varying vesting dates in 2007, 2008 and 2009.

Performance-based Stock: Performance –based shares were first granted in November 2005 to 29 members of senior management. These shares cliff vest 100% after three years and are tied to the Company’s performance against pre-established targets including three year average revenue growth and cumulative economic profit over a three year period. Under the Global Stock Plan the actual payout under these awards may vary from zero to 200% of an executive’s target payout based on the Company’s actual performance over the three year performance period. Based on actual performance through fiscal 2006 and forecasts for 2007 and 2008, the Committee does not anticipate any payout of these performance-based shares at this time. An annual assessment of performance relative to targets will be completed after fiscal 2007 and fiscal 2008. Any payout, if warranted, would not occur until after October 2008. For fiscal 2007, the Company is reevaluating the performance share program and will grant performance-based shares only to the CEO and his direct reports. The payout of the fiscal 2007 performance share awards will be determined based on results in fiscal 2007 relative to earnings per share, operating income and revenue targets with full vesting of the grants as of September 30, 2009.

Deferred Compensation Plan. The Company maintains a voluntary deferred compensation plan that allows certain employees, including the named executive officers, to defer receipt of their salary and/or annual incentive payments into the plan. Participants may defer up to 25% of their base salary and up to 100% of their annual incentive award until the date(s) they have specified. Monies deferred into the plan accrue interest at a rate of prime plus 1%. The voluntary deferred compensation plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, the cash will be distributed from the Company’s general assets. None of the Named Executive Officers are currently deferring base salary or annual incentive payments into this plan.

Executive Benefits. The Company has certain executive benefit programs available to the Named Executive Officers, including a nonqualified defined contribution top-hat plan and a voluntary deferral plan. These benefits are also available to a broader group of leaders in North America. For fiscal 2006 the Company suspended payments under the nonqualified defined contribution top-hat plan. Payments under that plan have been reestablished for eligible participants for fiscal 2007.

Compensation of the Chief Executive Officer. The Compensation Committee recommended and the Board approved the terms of Mr. Fradin’s compensation arrangements effective with his hire on September 5, 2006. These arrangements remain in effect for fiscal 2007 and consist of an annual base salary of $900,000 and ‘at plan’ target incentive compensation of $900,000. At hire Mr. Fradin was awarded a grant of stock options to purchase 181,600 shares of Common stock as part of a fiscal 2007 annual equity grant. In addition, in December Mr. Fradin received 62,500 shares of performance-based stock subject to achievement of specific earnings per share, operating income, and revenue growth targets established for the Company for fiscal 2007, with vesting of those shares to occur as of September 30, 2009. Compensation for Mr. Fradin was based on the same criteria used for executive officers generally, and included an analysis of the compensation of chief executive officers of comparable companies. The compensation arrangements are designed to provide a competitive base compensation and variable short- and long-term rewards based on the achievement of specific levels of individual and Company financial results.

At his date of hire Mr. Fradin was granted certain awards to compensate him for forfeitures of certain previous employer incentive awards. These consisted of 83,100 restricted stock units with vesting over a period from February 2007 through August 2009, 150,000 stock options with an option term ending February 2015 and vesting over a period from September 2006 through August 2010, and 4,780 restricted stock units vesting in September 2007.

Mr. Gifford resigned his position as Chief Executive Officer of the Company effective September 5, 2006 and retired from the Company effective September 30, 2006. The Committee reviewed the Company’s and Mr. Gifford’s performance for fiscal 2006 relative to performance goals and determined that no annual incentive payment would be made to Mr. Gifford. For twelve months following retirement Mr. Gifford has agreed to assist and consult with the Board and the Chief Executive Officer as needed in connection with any project or matter in which his assistance would be deemed valuable and appropriate. Mr. Gifford will receive compensation totaling $1,200,000 for these services and a one-year extension of his non-compete and client non-solicitation agreement.

Change in Control Executive Severance. The Committee believes that senior management should be free of distraction in circumstances arising from the possibility of a change in control of the Company. In order to address this possibility, and as part of its efforts in moving the Company from a private to a public entity, in October 2005 the Committee approved a change-in-control executive severance plan for 24 senior executives including the Named Executive Officers. If a covered executive is terminated within 24 months following a change in control, the executive would receive certain benefits, including a lump sum payment equal to two times base pay and target annual incentive, continuation of certain health benefits for 24 months, and 100% vesting of all unvested equity grants. As of October 31, eighteen senior executives, including the current Named Executive Officers, are covered under this plan.

Stock Ownership Guidelines. The Committee believes that senior management should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with Hewitt’s shareholders, in December 2003, the Committee adopted minimum stock ownership guidelines for all Hewitt officers, approximately 800 senior employees comprising the “Hewitt Leadership Group”, and all non-employee directors. The stock ownership guidelines were updated in 2005 to reflect the granting of restricted stock/units. The ownership requirement for the CEO is Hewitt stock equal in value to five times the current base salary. The ownership guidelines range from 0.5 to 3.5 times the current base salary for other covered individuals, and are set at five times the annual equity compensation for non-employee directors. Individuals have five years in which to achieve these minimum holding levels. Non-employee directors must retain all shares received as annual equity compensation while active as Board members and cannot sell or trade those shares until six months after leaving the Board. A review of stock holdings for individuals covered by the stock ownership guidelines, including Named Executive Officers, is conducted annually each December.

Impact of Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of non-performance-based compensation paid to a covered employee. In general, the Company’s policy is to preserve the federal income tax deductibility of compensation it pays to its covered employees. Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive, and long-term incentive plans. However, the Company expects that it will pay compensation with a value of approximately $274,400 to Dale Gifford in calendar year 2006 for which it will not be entitled to a deduction.

Conclusion. The Company’s executive compensation program provides a significant link between total compensation and the Company’s performance, and long-term shareholder value, consistent with the compensation philosophies set forth above. This program is designed to be a significant factor in helping achieve the Company’s growth and profitability goals, and the resulting long-term gains for the Company’s stockholders.

Submitted by the Compensation and Leadership Committee of the Board:

November 30, 2006	Cary D. McMillan, Chairman
Michele M. Hunt
Michael E. Greenlees
Thomas J. Neff

Performance Measurement Comparison

The graph below depicts total cumulative stockholder return on $100 invested on June 27, 2002, the date of the Company’s initial public offering of shares of Class A common stock, in (1) the initial public offering of Hewitt Associates, Inc. Class A common stock, (2) an industry peer group index comprised of the common stock of publicly-held competitors of the Company, and (3) the Standard & Poor’s 500 Index. The graph assumes reinvestment of dividends.

The Company continues to use the peer group index established when the Company went public as it does not believe an appropriate independently-compiled industry peer group index exists. The index developed by the Company represents its judgment of its closest competitors for which there is a public stock price. Several of the Company’s closest competitors are not publicly held, thus these competitors are not included in the index.

Hewitt Associates, Inc.

	Cumulative Total Return
	6/27/02		6/02(1)	9/02(1)	9/03(1)	9/04(1)	9/05(1)	9/06(1)
Hewitt Associates, Inc(2)	100.00		122.63	155.47	128.16	139.26	143.58	127.68
S&P 500(3)	100.00	(4)	92.88	76.83	95.57	108.83	122.17	135.28
Peer Group(5)	100.00		101.09	69.49	87.40	94.56	101.32	112.48

(1)	Return as of the last business day of the month.
(2)	Prior to its initial public offering on June 27, 2002, all ownership interests of the Company were held by FORE Holdings LLC.
(3)	Copyright © 2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
(4)	S&P 500 Index cumulative total return is based on initial investment made as of May 31, 2002.
(5)	Comprised of Accenture Ltd., Affiliated Computer Services, Automatic Data Processing, Inc., Bearing Point, Inc., Ceridian Corp., Electronic Data Systems, Paychex, Inc., and Watson Wyatt & Company Holdings. The Company’s Peer Group no longer includes Probusiness Services, Inc. since it has been acquired by Automatic Data Processing, Inc. or Exult, Inc, since it has been acquired by the Company.

Certain Relationships and Related Transactions

Organizational Structure

The Company’s transition to a corporate structure, which the Company completed on May 31, 2002, was accomplished through the following transactions:

•	Hewitt Associates, Inc., a Delaware corporation, was formed as a subsidiary of FORE Holdings LLC, formerly known as Hewitt Holdings LLC.

•	FORE Holdings transferred all of the ownership interests in Hewitt Associates LLC to Hewitt Associates, Inc., thereby making Hewitt Associates LLC a wholly-owned subsidiary of Hewitt Associates, Inc., and FORE Holdings owners (with the exception of retired FORE Holdings owners) became employees of Hewitt Associates LLC or one of its subsidiaries.

•	FORE Holdings received an aggregate of 70,819,520 shares of the Company’s Class B common stock.

•	Each of FORE Holdings’ owners retained an interest in FORE Holdings (and an undivided, indirect interest in the shares of the Company’s Class B common stock held by FORE Holdings).

FORE Holdings has distributed to its owners all shares of Class B common stock which it had held on behalf of its owners. On September 29, 2005, FORE Holdings was liquidated, and all of its remaining assets were distributed to, and its liabilities were assumed by, the FORE Holdings Liquidating Trust.

Stockholders’ Agreement

As a condition to receiving shares of Class B common stock in the distribution by FORE Holdings, the FORE Holdings owners entered into a stockholders’ agreement whereby the shares received in the distribution would continue to be subject to similar restrictions as when the shares were held by FORE Holdings. The Company, FORE Holdings and the FORE Holdings’ owners or their transferees who received shares of Class B common stock in the distribution from FORE Holdings were parties to the stockholders’ agreement. The stockholders’ agreement was terminated effective July 31, 2006 with the approval of the holders of a majority of the shares subject to the agreement and all restrictions contained therein were terminated.

Employment Relationship

The Company has employed Scott Gifford, the son of Dale L. Gifford, as a manager in its Human Resources department since 2001. In 2006, the Company paid Scott Gifford cash compensation, including salary and bonus of $127,108 and awarded Mr. Gifford 700 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no reports were required, during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater-than-ten-percent beneficial owners were satisfied.

Other Matters

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is August 17, 2007. Stockholders who wish to submit a proposal not intended to be included in the Company’s proxy statement and form of proxy but to be presented at the 2008 Annual Meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s Bylaws to provide notice of such proposal in nomination to the Secretary of the Company at the Company’s principal executive office. This notice must be delivered to the Company no later than November 2, 2007, but no earlier than October 3, 2007. This notice must contain the information required by the Company’s Bylaws.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 100 Half Day Road, Lincolnshire, IL 60069 or may be accessed from the Investor Relations section of the Company’s web site, www.hewitt.com or from the SEC’s web site, www.sec.gov.

By Order of the Board of Directors

Russell Fradin
Chairman of the Board and Chief Executive Officer

December 15, 2006

Appendix A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEWITT ASSOCIATES, INC.

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEWITT ASSOCIATES, INC.

The original Certificate of Incorporation of HEWITT ASSOCIATES, INC. was filed with the Secretary of State of Delaware on March 1, 2002 under the name of Hewitt Associates, Inc. An Amended and Restated Certificate of Incorporation was filed on May 31, 2002. This Second Amended and Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, as amended to date, as set forth below, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIRST: The name of the Corporation is Hewitt Associates, Inc.

SECOND: The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent shall be The Corporation Trust Company.

THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~1,010~~760,000,000 consisting of (a) 750,000,000 shares of Class A Common Stock, par value $.01 per share (the “~~Class A~~ Common Stock”), ~~(b) 200,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), (c) 50,000,000 shares of Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”, and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”),~~ and (b~~d~~) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(A) Common Stock

~~(1) Generally. The Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article Fourth.~~

~~(2)~~(1) Dividends on Common Stock. Subject to the powers, rights, privileges, preferences and priorities of the Preferred Stock, dividends may be paid on ~~any class of~~ the Common Stock as and when declared by the Board of Directors of the corporation out of any funds of the Corporation legally available for the payment of dividends. ~~, except that:~~

~~(a) No dividend (other than a dividend payable in shares of the Corporation in the manner provided in subparagraph (2)(b) below) shall be declared or paid upon any class of Common Stock unless such dividend, at the same rate per share, is simultaneously declared and paid upon each class of Common Stock.~~

~~(b) Stock dividends declared and paid on Class A Common Stock shall be payable solely in shares of Class A Common Stock. Stock dividends declared and paid on Class B Common Stock shall be payable solely in shares of Class B Common Stock. Stock dividends declared and paid on Class C Common Stock shall be payable solely in shares of Class C Common Stock. No stock dividend may be declared or paid on any class of Common Stock unless a stock dividend payable in shares of each other class of Common Stock, proportionately on a per-share basis, is simultaneously declared and paid on each other class of Common Stock with respect to such class of Common Stock.~~

~~(3)~~(2) Treatment of Common Stock on Liquidation. Subject to the prior and superior right, if any, of the Preferred Stock, the holders of ~~each class of~~ Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the Corporation (whether voluntary or involuntary) in all assets of the Corporation. Neither the consolidation nor the merger of the Corporation with or into another corporation or corporations, nor a reorganization of the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this subparagraph (3).

~~(4) Stock Splits and Other Transactions. No shares of any class of Common Stock may be split up, subdivided, combined or reclassified, unless at the same time the shares of each other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership (i.e., the same proportion of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock held by each class) between the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock as comprised on the record date for any such transaction.~~

~~(5)~~(3) Voting Rights of Common Stock. Except as otherwise provided by the Delaware General Corporation Law and subject in all cases to the voting rights, if any, of the holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall be entitled to one vote for each share held by such holder with respect to all matters voted on by the stockholders of the Corporation.~~; provided, that the shares of Class B Common Stock and Class C Common Stock shall be voted in the manner set forth in this subparagraph (5). Except to the extent otherwise required by law and except as otherwise provided in this Certificate of Incorporation or any amendment hereto, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class on all matters voted on by the stockholders of the Corporation.~~

~~(a) Preliminary Vote of the Holders of Class B Common Stock and Class C Common Stock. Prior to or contemporaneously with, any vote or the taking of any action by written consent of the holders of Common Stock, there shall be a separate, preliminary vote of the holders of Class B Common Stock and Class C Common Stock, on each matter upon which a stockholder vote or action by written consent is proposed to be taken (each, a “Preliminary Vote”). The Preliminary Vote shall be conducted pursuant to procedures established by the Stockholders’ Committee. The Stockholders’ Committee shall have the authority, but not the obligation, to make recommendations to the holders of Class B Common Stock and Class C Common Stock with respect to the matters upon which the Preliminary Vote is to be taken.~~

~~(b) Voting of Class B Common Stock and Class C Common Stock.~~

~~(i) Other than in elections of directors, every share of Class B Common Stock and Class C Common Stock shall be voted, or written consents in lieu of a meeting shall be provided, in accordance with the vote of the majority of the votes cast on the matter in question by the holders of Class B Common Stock and Class C Common Stock, voting together as a group, in the Preliminary Vote.~~

~~(ii) In elections of directors, every share of Class B Common Stock and Class C Common Stock shall be voted, or written consents in lieu of a meeting shall be provided, in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the holders of Class B Common Stock and Class C Common Stock, voting together as a group, in the Preliminary Vote.~~

~~(c) Power and Authority to Vote Shares of Class B Common Stock and Class C Common Stock. The Stockholders’ Committee shall have the power and authority to vote (or provide written consents in lieu of a meeting) or otherwise act with respect to all of the shares of Class B Common Stock and Class C Common Stock, as fully, to the same extent and with the same effect as the holder thereof~~

~~might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, (i) to vote the shares of Class B Common Stock and Class C Common Stock, or provide written consents in lieu of a meeting with respect to the shares of Class B Common Stock and Class C Common Stock, in connection with such matters as are the subject of a Preliminary Vote as provided in this subparagraph (5) in accordance with such Preliminary Vote, (ii) to vote, or provide written consents in lieu of a meeting, on such other matters as may come before a meeting of, or upon which action is to be taken by written consent by, the stockholders of the Corporation or any adjournment thereof and as are related, directly or indirectly, to the matter which was the subject of the Preliminary Vote as the aforementioned persons see fit in their discretion but in a manner consistent with the Preliminary Vote, and (iii) to vote, or provide written consents in lieu of a meeting, on such other matters as may come before a meeting of, or upon which action is to be taken by written consent by, the stockholders of the Corporation or any adjournment thereof (including matters related to adjournment thereof) as the aforementioned persons see fit in their discretion but not to cast any vote under this clause (iii) which is inconsistent with the Preliminary Vote or which would achieve an outcome that would frustrate the intent of the Preliminary Vote.~~

~~(d) Stockholders’ Committee. The Stockholders Committee shall administer the voting provisions of this subparagraph (5) with respect to the shares of Class B Common Stock and Class C Common Stock. The Stockholders’ Committee shall consist of eight members, each of whom shall serve for a four-year term. The initial Stockholders’ Committee shall be elected by the holders of a majority of the Class B Common Stock and Class C Common Stock, voting together as a group. The terms of the members of the Stockholders’ Committee shall be staggered such that two members of the Stockholders’ Committee shall be appointed each year. Notwithstanding the foregoing, the terms of the initial members of the Stockholders’ Committee shall not begin to expire until June 1, 2005. No members of the Stockholders’ Committee may be directors of the Corporation. No person may serve for more than two terms on the Stockholders’ Committee.~~

~~(e) Appointments and Vacancies. The Stockholders’ Committee shall nominate the persons to serve on the Stockholders’ Committee upon expiration of the term of an existing member. The Stockholders’ Committee shall present such nominee to the holders of Class B Common Stock and Class C Common Stock for their approval. The appointment of a nominee to the Stockholders’ Committee shall require the approval of the holders of a majority of the Class B Common Stock and Class C Common Stock outstanding at the time such action is taken, voting together as a group. In the event a vacancy is created on the Stockholders’ Committee, the remaining members shall have the power to fill such vacancy. The person appointed to fill such vacancy shall serve on the Stockholders’ Committee until the next annual appointment of members to the Stockholders’ Committee at which time such person may be re-appointed to the Stockholders’ Committee notwithstanding the limitations contained in paragraph (5)(d) above with respect to members serving multiple terms on the Stockholders’ Committee.~~

~~(f) Determinations of and Actions by the Stockholders’ Committee.~~

~~(i) All determinations necessary or advisable under this subparagraph (5) with respect to the Preliminary Vote or the voting of the Class B Common Stock or Class C Common Stock shall be made by the Stockholders’ Committee, whose determinations shall be final and binding.~~

~~(ii) The members of the Stockholders’ Committee in acting hereunder shall at all times be acting in their individual capacities and not as officers of the Corporation and in so acting or failing to act shall not have any fiduciary duties to the holders of Class B Common Stock or Class C Common Stock as a member of the Stockholders’ Committee by virtue of the fact that one or more of such members may also be serving as an officer of the Corporation or otherwise.~~

~~(iii) The Stockholders’ Committee shall act through a majority vote of its members and such actions may be taken in person at a meeting or by a written instrument signed by a majority of the~~

~~members. Members of the Stockholders’ Committee may participate in any meeting of the Stockholders’ Committee by conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.~~

~~(g) Compensation. No member of the Stockholders’ Committee shall receive compensation for serving in such capacity except as may be approved by the holders of a majority of the Class B Common Stock and Class C Common Stock outstanding at the time such action is taken, voting together as a group. Each member of the Stockholders’ Committee shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to his or her duties as a member of the Stockholders’ Committee.~~

~~(h) Expenses. The Corporation shall be responsible for all expenses of the members of the Stockholders’ Committee incurred in the operation and administration of this subparagraph (5), including expenses of proxy solicitation for and tabulation of the Preliminary Vote, expenses incurred in preparing appropriate filings and correspondence with the Securities and Exchange Commission, lawyers’, accountants’, agents’, consultants’, experts’, investment banking and other professionals’ fees, expenses incurred in enforcing the provisions of this subparagraph (5), and expenses incurred in maintaining any necessary or appropriate books and records relating to this subparagraph (5).~~

~~(6) Conversion of Class B Common Stock. The shares of Class B Common Stock are not convertible into or exchangeable for shares of Class A Common Stock or any other shares or securities of the Corporation except upon a Transfer of such shares of Class B Common Stock to a person other than a Class B Covered Person. Upon a Transfer of Shares of Class B Common Stock by a Class B Holder to a person other than a Class B Covered Person, such shares of Class B Common Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone’s part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.~~

~~(a) For purposes of this paragraph (6), the term “Class B Covered Person” shall mean any of the following:~~

~~(i) an Initial Class B Holder;~~

~~(ii) The spouse of a Class B Holder, any lineal descendant of a grandparent of a Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the “Class B Holders’ Family Members”);~~

~~(iii) The trustee of a trust for the benefit of a Class B Holder and/or one or more of the Class B Covered Persons described in each clause of this subparagraph (6)(a);~~

~~(iv) A corporation of which a majority of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership or limited liability company of which a majority of the beneficial ownership of the partnership interests or member interests entitled to participate in the management of the partnership or limited liability company are held by, a Class B Holder, provided that if by reason of any change in the ownership of such stock, partnership interests or member interests, such corporation, partnership or limited liability company would no longer qualify as a Class B Covered Person, all shares of Class B Common Stock then held by such corporation, partnership or limited liability company shall, upon the election of the Corporation given by written notice to such corporation, partnership or limited liability company, without further act on anyone’s part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;~~

~~(v) The estate, executor or other personal representative, custodian, administrator or guardian of a Class B Holder;~~

~~(v) An individual retirement account, as defined in Section 408(a) of the Internal Revenue Code, as amended, of which a Class B Holder is a participant or beneficiary;~~

~~(vii) The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of the Class B Covered Persons described in each clause of this subparagraph (6)(a);~~

~~(viii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in clause (ix) below, “Class B Covered Person” means (A) any person who originally transferred such shares of Class B Common Stock to such trust and (B) any person who would be a Class B Covered Person as to such transferor determined pursuant to this subparagraph (6)(a);~~

~~(ix) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which is irrevocable, “Class B Covered Person” means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power or appointment or otherwise and (B) any person who would be a Class B Covered Person as to such person pursuant to this subparagraph (6)(a);~~

~~(x) In the case of a Class B Holder which is a corporation, partnership or limited liability company holding record and beneficial ownership of the shares of Class B Common Stock in question, “Covered Person” means (a) any person transferring such shares of Class B Common Stock to such corporation, partnership or limited liability company and (b) any person who would be a Covered Person as to such transferor as determined pursuant to this subparagraph (6)(a); and~~

~~(xi) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, “Class B Covered Person” means a Class B Covered Person of a deceased, bankrupt or insolvent Class B Holder as determined pursuant to this subparagraph (6)(a).~~

~~(b) For purposes of this paragraph (6), the term “Class B Holder” means any person from time to time shown as the record holder of Class B Common Stock. Each joint owner of shares or owner of a community property interest in shares of Class B Common Stock shall be considered a “Class B Holder”. A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder.~~

~~(c) For purposes of this paragraph (6), the term “Initial Class B Holder” shall mean (i) Hewitt Holdings, L.L.C., (ii) any person who received shares of Class B Common Stock from Hewitt Holdings, L.L.C. upon distribution from Hewitt Holdings, L.L.C., (iii) any person who acquired shares of Class B Common stock from the Corporation, (iv) any person who received shares of Class B Common Stock in exchange for its shares of Series A Preferred Stock, par value $0.01 per share, of the Company pursuant to the terms of such Series A Preferred Stock and (v) any person who received shares of Class B Common Stock in exchange for its shares of Class C Common Stock pursuant to the terms hereof.~~

~~(d) For purposes of this paragraph (6), the term “person” shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship. Each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.~~

~~(e) For purposes of this paragraph (6), the term “Transfer” shall mean any type of transfer of shares of Class B Common Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise.~~

~~(f) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder’s shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this paragraph (6). Only in the event of foreclosure or other similar action by the pledgee, where the pledgee is not a Class B Covered Person shall such pledged shares of Class B Common Stock be converted into shares of Class A Common Stock.~~

~~(g) A good faith determination by the Stockholders Committee whether a person is or is not a Class B Covered Person shall be conclusive and binding upon all the stockholders of the Corporation.~~

~~(h) The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a person other than a Class B Covered Person require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is not a Class B Covered Person. Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are subject to certain restrictions as set forth in the Certificate of Incorporation of the Corporation.~~

~~(i) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in “street” or “nominee” name. For this purpose, a “beneficial owner” of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust).~~

~~(j) Notwithstanding anything to the contrary set forth herein, the Stockholders’ Committee shall have the authority, in its sole discretion, to convert any or all of the shares of Class B Common Stock into shares of Class A Common Stock. Upon such conversion, the shares of Class B Common Stock shall be automatically converted, without further act on anyone’s part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.~~

~~(7) Conversion of Class C Common Stock. The shares of Class C Common Stock are not convertible into or exchangeable for shares of Class A Common Stock or any other shares or securities of the Corporation except upon a Transfer of such shares of Class C Common Stock to a person other than a Class C Covered Person. Upon a Transfer of Shares of Class C Common Stock by a Class C Holder to a person other than a Class C Covered Person, such shares of Class C Common Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone’s part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class C Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.~~

~~(a) For purposes of this paragraph (7), the term “Class C Covered Person” shall mean any of the following:~~

~~(i) an Initial Class C Holder;~~

~~(ii) The spouse of a Class C Holder, any lineal descendant of a grandparent of a Class C Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class C Holder, and his or her spouse are herein collectively referred to as the “Class C Holders’ Family Members”);~~

~~(iii) The trustee of a trust for the benefit of a Class C Holder and/or one or more of the Class C Covered Persons described in each clause of this subparagraph (7)(a);~~

~~(iv) A corporation of which a majority of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership or limited liability company of which a majority of the beneficial ownership of the partnership interests or member~~

~~interests entitled to participate in the management of the partnership or limited liability company are held by, a Class C Holder, provided that if by reason of any change in the ownership of such stock, partnership interests or member interests, such corporation, partnership or limited liability company would no longer qualify as a Class C Covered Person, all shares of Class C Common Stock then held by such corporation, partnership or limited liability company shall, upon the election of the Corporation given by written notice to such corporation, partnership or limited liability company, without further act on anyone’s part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class C Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;~~

~~(v) The estate, executor or other personal representative, custodian, administrator or guardian of a Class C Holder;~~

~~(vi) An individual retirement account, as defined in Section 408(a) of the Internal Revenue Code, as amended, of which a Class C Holder is a participant or beneficiary;~~

~~(vii) The trustee or trustees of a voting trust established by one or more Class C Holders and/or one or more of the Covered Persons described in each clause of this subparagraph (7)(a);~~

~~(viii) In the case of a Class C Holder holding the shares of Class C Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in clause (ix) below, “Class C Covered Person” means (A) any person who originally transferred such shares of Class C Common Stock to such trust and (B) any person who would be a Class C Covered Person as to such transferor determined pursuant to this subparagraph (7)(a);~~

~~(ix) In the case of a Class C Holder holding the shares of Class C Common Stock in question as trustee pursuant to a trust which is irrevocable, “Class C Covered Person” means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power or appointment or otherwise and (B) any person who would be a Class C Covered Person as to such person as determined pursuant to this subparagraph (7)(a);~~

~~(x) In the case of a Class C Holder which is a corporation, partnership or limited liability company holding record and beneficial ownership of the shares of Class C Common Stock in question, “Class C Covered Person” means (a) any person transferring such shares of Class C Common Stock to such corporation, partnership or limited liability company and (b) any person who would be a Class C Covered Person as to such transferor determined pursuant to this subparagraph (7)(a); and~~

~~(xi) In the case of a Class C Holder which is the estate of a deceased Class C Holder, or which is the estate of a bankrupt or insolvent Class C Holder, which holds record and beneficial ownership of the shares of Class C Common Stock in question, “Class C Covered Person” means a Class C Covered Person of a deceased, bankrupt or insolvent Class C Holder as determined pursuant to this subparagraph (7)(a).~~

~~(b) For purposes of this paragraph (7), the term “Class C Holder” means any person from time to time shown as the record holder of Class C Common Stock. Each joint owner of shares or owner of a community property interest in shares of Class C Common Stock shall be considered a “Class C Holder”. A minor for whom shares of Class C Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class C Holder.~~

~~(c) For purposes of this paragraph (7), the term “Initial Class C Holder” shall mean any person who received shares of Class C Common Stock in exchange for its shares of Series A Preferred Stock, par value $0.01 per share, of the Company pursuant to the terms of such Series A Preferred Stock.~~

~~(d) For purposes of this paragraph (7), the term “person” shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal~~

~~adoption shall be considered a natural relationship. Each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.~~

~~(e) For purposes of this paragraph (7), the term “Transfer” shall mean any type of transfer of shares of Class C Common Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise.~~

~~(f) Notwithstanding anything to the contrary set forth herein, any Class C Holder may pledge such Class C Holder’s shares of Class C Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this paragraph (7). Only in the event of foreclosure or other similar action by the pledgee, where the pledgee is not a Class C Covered Person shall such pledged shares of Class C Common Stock be converted into shares of Class A Common Stock.~~

~~(g) A good faith determination by the Stockholders Committee whether a person is or is not a Class C Covered Person shall be conclusive and binding upon all the stockholders of the Corporation.~~

~~(h) The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class C Common Stock to a person other than a Class C Covered Person require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is not a Class C Covered Person. Each certificate representing shares of Class C Common Stock shall be endorsed with a legend that states that shares of Class C Common Stock are subject to certain restrictions as set forth in the Certificate of Incorporation of the Corporation.~~

~~(i) Shares of Class C Common Stock shall be registered in the names of the beneficial owners thereof and not in “street” or “nominee” name. For this purpose, a “beneficial owner” of any shares of Class C Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust).~~

~~(j) On the sixth anniversary of the IPO Date (as defined in paragraph 10 below), all shares of Class C Common Stock shall be automatically converted into shares of Class B Common Stock in accordance with this clause (j). Upon such conversion, without further act on anyone’s part, each share of Class C Common Stock shall be converted to one share of Class B Common Stock, and stock certificates formerly representing outstanding shares of Class C Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class B Common Stock, and any outstanding right to receive Class C Common Stock shall automatically become the right to receive a like number of shares of Class B Common Stock.~~

~~(k) Notwithstanding anything to the contrary set forth herein, the Stockholders’ Committee shall have the authority, in its sole discretion, to convert any or all of the shares of Class C Common Stock into shares of Class A Common Stock or Class B Common Stock, as the Stockholders’ Committee shall determine. Upon such conversion, the shares of Class C Common Stock shall be automatically converted, without further act on anyone’s part, into an equal number of shares of Class A Common Stock or Class B Common Stock, as the case may be, and the stock certificates formerly representing such shares of Class C Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock or Class B Common Stock, as the case may be.~~

~~(8) Mandatory Conversion of Class B Common Stock and Class C Common Stock. Should the total number of shares of Class B Common Stock and Class C Common Stock issued and outstanding at any time be equal to or less than 10% of the total number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock issued and outstanding at such time, then, without further act on anyone’s part, each share of Class B Common Stock and Class C Common Stock shall be converted to one share of~~

~~Class A Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock and Class C Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock, and any outstanding right to receive Class B Common Stock or Class C Common Stock shall automatically become the right to receive a like number of shares of Class A Common Stock.~~

~~(9) Conversion Procedures.~~

~~(a) Each conversion of shares pursuant to paragraphs (6), (7) or (8) will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Common Stock at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Class A Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby. Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion and a certificate representing any Class B Common Stock or Class C Common Stock, as the case may be, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.~~

~~(b) The issuance of certificates upon conversion of shares pursuant to paragraphs (6), (7) or (8) will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes or stamp taxes) in respect thereof or other costs incurred by the Corporation in connection therewith.~~

~~(c) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as may be issued upon conversion of all outstanding Class B Common Stock and Class C Common Stock.~~

~~(d) Shares of Class B Common Stock and Class C Common Stock converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired by the Corporation in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the status of authorized and unissued shares of Class B Common Stock or Class C Common Stock, as the case may be, and may be reissued by the Corporation. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock and Class C Common Stock will, upon issue, be fully paid and nonassessable.~~

~~(10) Surrender of Shares of Class C Common Stock.~~

~~(a) The shares of Class C Common Stock shall be subject to surrender if the holder thereof (the “Terminated Class C Holder”) ceases to be employed by the Corporation or its subsidiaries before the age of 55 except as a result of his death or disability (a “Termination Event”, the date of such Termination Event being referred to herein as the “Termination Date”). Upon the occurrence of a Termination Event, each share of Class C Common Stock held by the Terminated Class C Holder shall automatically be converted into a number of shares of Class C Common Stock equal to:~~

~~1- (C * (1—(A / B)))~~

~~where:~~

~~A =~~	~~the lesser of (i) B or (ii) the Exchange Price (defined below);~~

~~B =~~	~~the Market Value per share of Class A Common Stock as of the Termination Date; and~~

~~C =~~	~~(i) prior to the first anniversary of the IPO Date (defined below), 100%;~~

~~(ii) on or after the first anniversary of the IPO Date, but prior to the second anniversary of the IPO Date, 75%;~~

~~(iii) on or after the second anniversary of the IPO Date, but prior to the third anniversary of the IPO Date, 50%;~~

~~(iv) on or after the third anniversary of the IPO Date, but prior to the fourth anniversary of the IPO Date, 25%; and~~

~~(v) on or after the fourth anniversary of the IPO Date, 0;~~

~~provided, that if the Termination Event constitutes an event of termination under Clause 16.2 of the Service Agreement between the Terminated Class C Holder and the Corporation or its subsidiary, “C” shall equal 0.~~

(b) ~~If a Termination Event occurs prior to the fourth anniversary of the IPO Date and, in the opinion of the Board of Directors of the subsidiary of the Corporation by which the Terminated Class C Holder was employed, the Terminated Class C Holder commences working for a competitor of the Corporation within two years after the Termination Date, then the number of Shares of Class C Common Stock to be surrendered pursuant to clause (a) above and the number of shares of Class C Common Stock to be issued pursuant to clause (c) below shall be calculated as though A were the lesser of (i) B or (ii) Book Value.~~

(c) ~~For every share of Class C Common Stock held by a Terminated Class C Holder immediately prior to the operation of subparagraph (a) above, a number of shares of Class C Common Stock equal to (C * (1—(A / B))) shall be issued to those Initial Class C Holders who remain holders of Class C Common Stock in the proportions which their Allocation Factors bear to one another. The issuance of shares pursuant to this paragraph shall occur as soon as reasonably practicable following the conversion of shares pursuant to clause (a) or (b) above.~~

(d) ~~For purposes of this paragraph (10), the following terms shall have the meanings set forth below:~~

~~(i) “Allocation Factor” means, in respect of any Original Continuing Partner (other than Andrew McKinnon):~~

        ~~A + 7.58156~~

~~where A is the lower of (i) 10 or (ii) the number of complete years between the date when the Initial Class C Holder became an equity partner in Bacon & Woodrow and the IPO Date. For this purpose, Alan Judes shall be deemed to have become an equity partner on 1st May, 1995 and Tony Cairns and Morfydd Evans on 1st May, 1994. The Allocation Factor for Andrew McKinnon shall be zero.~~

~~(ii) “Book Value” means book value per share of Class A Common Stock as of the end of the Corporation’s most recent fiscal quarter for which financial results have been reported, determined in accordance with United States generally accepted accounting principles.~~

~~(iii) “Exchange Price” means the average closing price per share for the Class A Common Stock on the national securities exchange or national market system on which the shares of Class A Common Stock are traded as reported by such national securities exchange or national market system for the five (5) trading days commencing twenty-five (25) days after the IPO Date.~~

~~(iv) “IPO Date” means the date on which the Corporation consummates the first public offering pursuant to an effective registration statement under the Securities Act, other than on Form S-4 or S-8 or their then equivalents or any successor form thereto, covering the offer and sale by the Corporation of its shares of Class A Common Stock.~~

~~(v) “Market Value” shall mean an amount per share of Class A Common Stock equal to (a) the average closing sale price per share of Class A Common Stock for the five (5) trading days immediately preceding the date as of which the Market Value is to be determined as officially reported on the principal national securities exchange on which the shares of Class A Common Stock are then listed or admitted to trading; provided that if no sale takes place on any such date, the applicable price for such date shall be the average of the closing bid and asked prices, (b) if the shares of Class A Common Stock are not then listed or admitted to trading on a national securities exchange but are designated as a national market system security by the NASD, the average of the last trading price per share of Class A Common Stock for the five (5) trading days immediately preceding the date as of which the Market Value is to be determined; provided that if no sale takes place on any such date, the applicable price for such date shall be the average of the closing bid and asked prices, or (c) if the shares of Class A Common Stock are not so designated, the average of the closing bid and asked price per share of Class A Common Stock for the five (5) trading days immediately preceding the date as of which the Market Value is to be determined as shown by the NASD automated quotation system.~~

~~(11)~~(4) Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein (or in any amendment hereto) shall be vested in the Common Stock.

~~(12)~~(5) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

(B) Preferred Stock.

Subject to any limitation prescribed by law or this Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. The Board of Directors shall have the right to determine or fix one or more of the following with respect to each class or series of such Preferred Stock:

(1) The distinctive class or serial designation and the number of shares constituting such class or series;

(2) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

(3) The voting powers, full or limited, if any, of the shares of such class or series;

(4) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(5) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of voluntary liquidation, dissolution or winding up of the Corporation;

(6) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) The price or other consideration for which the shares of such class or series shall be issued;

(9) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

(10) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation may deem advisable.

Subject to the authority of the Board of Directors as set forth in clause (9) above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this section (B).

FIFTH: The names and mailing address of the incorporators are as follows:

Incorporators	Address
John M. Ryan	Hewitt Associates, Inc.
C. Lawrence Connolly, III	100 Half Day Road
Lincolnshire, IL 60069

SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for, and only to the extent of, liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment to or repeal of, or adoption of any provision of this Certificate of Incorporation inconsistent with, this Section shall adversely affect the rights and protection afforded to a director of the Corporation under this Section for acts or omissions occurring prior to such amendment to or repeal or adoption of an inconsistent provision. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

EIGHTH: The Corporation, to the full extent permitted by section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH: In exercising the powers granted to it by law, this Certificate of Incorporation, and the Bylaws, the members of the Board of Directors may consider, and act upon their beliefs concerning, the Corporation’s long-term financial and other interests, and may take into account, among other factors, the social, economic and legal effects of the Corporation’s actions upon all constituencies having a relationship with the Corporation, including without limitation, its stockholders, employees, clients, suppliers, consumers and the community at large, so long as all actions and decisions reflecting such considerations are reasonably calculated to be in the interests of the stockholders of the Corporation.

TWELFTH: (a) In addition to any affirmative vote that may be required by law, this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article Twelfth;

(i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (each term as defined below) (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

(ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

(iii) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of stockholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of stockholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding Common Stock or Voting Stock Beneficially Owned (as defined below) by any Related Person or any Affiliate of any Related Person; or

(iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person;

shall, in each case, require the affirmative vote of shares representing not less than 75% of the votes entitled to be cast by the Voting Stock, voting together as a single class with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the Bylaws of the Corporation or in any agreement with any national securities exchange or otherwise.

(b) The provisions of paragraph (a) of this Article Twelfth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the Bylaws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraph (b)(i) or (b)(ii) are met:

(i) the cash, property, securities or other consideration to be received per share by holders of the Common Stock in the Business Combination is either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 30% of the outstanding Common Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such Common Stock, or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price; provided that, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this Article Twelfth, paragraph (b)(i); or

(ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person.

In the case of any Business Combination with a Related Person to which paragraph (b)(ii) of this Article Twelfth above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination. A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliates, Associate or other Person or (ii) the Fair Market Value of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

(c) For purposes of this Article Twelfth and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

(i) The term “Affiliate,” used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(ii) The term “Associate,” used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

(iii) A Person shall be a “Beneficial Owner” of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, provided, that a Person shall not be deemed the Beneficial Owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange, or (2) the right to vote pursuant to any agreement, arrangement or understanding, provided, that a Person shall not be deemed the Beneficial Owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangements or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B)(2) of this paragraph) or disposing of such stock; or (D) of which such Person would be the

Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as amended. Stock shall be deemed “Beneficially Owned” by the Beneficial Owner or Owners thereof.

(iv) The term “Business Combination” shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph (a) of this Article Twelfth.

(v) The term “Continuing Director” shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is a partner, officer, director or employee of such Related Person; (B) is an Affiliate or Associate of such Related Person; (C) is a relative or spouse of such Related Person or of any such partner, officer, director, Affiliate or Associate; (D) performs services, or is a partner, member, officer, director, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

(vi) The term “Fair Market Value” shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(vii) The term “Highest Per Share Price” shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of the Common Stock or Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person’s Beneficially Owning 15% or more of the Common Stock or Voting Stock outstanding or (2) was effected at a time when such Related Person Beneficially Owned 15% or more of the Common Stock or Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

(viii) The term “Person” shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

(ix) The term “Related Person” shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of the Common Stock or Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of the Common Stock or Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise. Notwithstanding anything to the contrary herein, Hewitt Holdings, L.L.C., its successors or assignees, its Affiliates or Associates and any Person who receives

Beneficial Ownership of 15% or more of the outstanding Common Stock directly from any of the foregoing Persons shall not be deemed to be Related Persons.

(x) The term “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

(d) Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

(e) The fact that any Business Combination complies with the provisions of Subsection (b) of this Article does not and shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

THIRTEENTH: No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

FOURTEENTH: In furtherance and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Incorporation hereof without the approval of the holders of a majority of the ~~Class A Common Stock, Class B Common Stock and Class C~~ Common Stock outstanding at the time such action is taken ~~voting together as a single class~~; provided, however, any amendment, alteration, modification or repeal of the provisions of Article Eleventh or Article Twelfth shall require the approval of the holders of two-thirds of the ~~Class A Common Stock, Class B Common Stock and Class C~~ Common Stock outstanding at the time such action is taken. ~~voting together as a single class; provided, further, any amendment, alteration, modification or repeal of the provisions of Article Fourth, Subparagraph (5) shall require the approval of the holders of a majority of the Class B Common Stock and Class C Common Stock outstanding at the time such action is taken voting together as a single class in addition to the approval of the holders of a majority of the Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding at the time such action is taken voting together as a single class.~~

IN WITNESS WHEREOF, HEWITT ASSOCIATES, INC. has caused this Second Amended and Restated Certificate of Incorporation to be executed this      day of ~~May~~January, 200~~2~~7.

HEWITT ASSOCIATES, INC.

By:
Title:

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Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - Steven A. Denning	☐	☐

02 - Michael E. Greenlees	☐	☐

03 - Steven P. Stanbrook	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To amend and restate the Company’s Certificate of Incorporation to eliminate provisions relating to the Company’s Class B and Class C common stock.	☐	☐	☐

3. Ratification of Ernst & Young LLP as Independent Public Accountants.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
/ /

■	0 1 1 3 3 2 2	1 U P X	C O Y	+

Proxy - HEWITT ASSOCIATES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

January 31, 2006

This Proxy is Solicited on Behalf of the Board of Directors of Hewitt Associates, Inc.

The undersigned hereby appoints John M. Ryan, Jeffrey C. Everett. and Peter E. Ross, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of Hewitt Associates, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Hewitt Associates, Inc., in Chicago, Illinois, on Wednesday, January 31, 2006 at 9:00 A.M., Central Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Your vote is important. Please vote immediately.

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C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456 C0123456789	12345

A Election of Directors         PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Steven A. Denning	☐	☐
02 - Michael E. Greenlees	☐	☐
03 - Steven P. Stanbrook	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To amend and restate the Company’s Certificate of Incorporation to eliminate provisions relating to the Company’s Class B and Class C common stock.	☐	☐	☐

3. Ratification of Ernst & Young LLP as Independent Public Accountants.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

/ /

■	0 1 1 3 3 2 1	1 U P X	C O Y	+

Proxy - HEWITT ASSOCIATES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

January 31, 2006

This Proxy is Solicited on Behalf of the Board of Directors of Hewitt Associates, Inc.

The undersigned hereby appoints John M. Ryan, Jeffrey C. Everett. and Peter E. Ross, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of Hewitt Associates, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Hewitt Associates, Inc., in Chicago, Illinois, on Wednesday, January 31, 2006 at 9:00 A.M., Central Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Your vote is important. Please vote immediately.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on January 31, 2006.

THANK YOU FOR VOTING